UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number:                                           001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                   (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities

On February 28, 2011, TreeHouse Foods, Inc. (NYSE: THS) (the "Company") issued a press release announcing the intention of its Bay Valley Foods division to close its Springfield, Missouri pickle plant.  Most plant production will cease in August 2011, with full plant closure occurring by December 2011.

The Company will record pre-tax charges to operating income of approximately $5.0 million in connection with the closure.  Components of the charges include approximately $3.5 million for asset write offs and removal of certain manufacturing equipment, approximately $0.7 million in costs to transfer raw materials and finished goods inventory to other Company facilities, and approximately $0.8 million in severance and other charges.  The Company estimates that approximately $2.6 million of the charges will be in cash and incurred in 2011.

A copy of the Company's press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits:

Exhibit Number	Exhibit Description
99.1	Press Release dated February 28, 2011, announcing the closure of the Springfield, Missouri pickle plant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: February 28, 2011	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release dated February 28, 2011, announcing the closure of the Springfield, Missouri pickle plant.